Exhibit 99.1

[FORM OF REVOCABLE PROXY]

TIG BANCORP

SPECIAL MEETING OF SHAREHOLDERS

To be held September [∙], 2019

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIG BANCORP ("TIG"). The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement of TIG Bancorp/Prospectus of BayCom Corp, dated August [∙], 2019, regarding the Special Meeting of Shareholders of TIG to be held on September [∙], 2019 and any adjournments or postponements thereof. The undersigned appoints Gary L. Webb and Boyd B. Hodges, each with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote all shares of voting common stock of TIG which the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments or postponements thereof.

PLEASE MARK YOUR CHOICE LIKE THIS [X]. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 and 2.

1.	Approval of the Agreement and Plan of Merger dated as of June 28, 2019, as it may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	A proposal to authorize the Board of Directors of TIG Bancorp, in its discretion, to adjourn or postpone the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Any other business that may be properly submitted to a vote at the Special Meeting or any adjournments or postponements thereof.

When properly executed, the shares represented by this Proxy will be voted as directed. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Proxy holders may vote at their discretion as to other matters which may come before the meeting.

Please sign exactly as your name or names appear on your stock certificate(s), and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, the full corporate name shall be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2019
Signature

Printed Name

Signature if held jointly

Printed Name

Please mark, sign, date, and return this proxy promptly by mail in the envelope provided, or fax it to Kevin P. Tracy at (402) 344-0588 or scan it to him at ktracy@bairdholm.com.